                         NOTICE OF GUARANTEED DELIVERY
                   (Not to be used for Signature Guarantees)

                                      for

                       TENDER OF SHARES OF COMMON STOCK
          (Including the Associated Preferred Stock Purchase Rights)

                                      of

                      American Residential Services, Inc.
            Pursuant to the Offer to Purchase Dated March 29, 1999

                                      by

                        SVM M9 Acquisition Corporation,
                           A Wholly-Owned Subsidiary

                                      of

                           The Servicemaster Company

                               ----------------

   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates representing shares of Common Stock, par value $0.001 per share (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), of American Residential Services, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or (iii) if time will not permit all required documents to reach the Depositary on or prior to the Expiration Date. This form may be delivered by hand to the Depositary or transmitted by facsimile transmission, telegram or mail to the Depositary. See Section 3 of the Offer to Purchase.

                         The Depositary for the Offer is:

                       HARRIS TRUST COMPANY OF NEW YORK

                               ----------------

               By Mail:                    By Hand and Overnight Courier:
   Harris Trust Company of New York       Harris Trust Company of New York
          Wall Street Station                      88 Pine Street
             P.O. Box 1023                           19th Floor
     New York, New York 10268-1023            New York, New York 10005

          By Facsimile Transmission: (212) 701-7636 or (212) 701-7637
                       (For Eligible Institutions Only)
                Confirm Facsimile by Telephone: (212) 701-7624
                     For Information Call: (212) 701-7624

                               ----------------

   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile number other than as set forth above will not constitute a valid delivery.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

   The undersigned hereby tenders to SVM M9 Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of The ServiceMaster Company, a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase of Purchaser and Parent, dated March 29, 1999, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below of common stock, par value $0.001 per share (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), of American Residential Services, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares: _____________________________________________________________

Certificate Nos. (if available): ______________________________________________
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Check box if Shares will be tendered by book-entry transfer: [_]

Name of Tendering Institution: ________________________________________________

Account Number: _______________________________________________________________

Date:  , 1999

Names(s) of Record Holder(s): _________________________________________________
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                                (Please Print)

Address(es): __________________________________________________________________
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                                  (Zip Code)

Area Code and Telephone Number(s): ____________________________________________
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Signature(s): _________________________________________________________________
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

                                   GUARANTEE
                   (Not to be Used for Signature Guarantees)

   The undersigned, a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the account of the Depositary at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _________________________________________________________________
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                            (Authorized Signature)
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                                    (Title)

Address: ______________________________________________________________________
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(Please Print)                                                       (Zip Code)

Area Code and Telephone Number(s): ____________________________________________

Date:  , 1999

   Note: Do not send certificates for Shares with this notice. Certificates should be sent only with your Letter of Transmittal.